UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - July 25, 2022

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. Mint Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The Nasdaq Stock Market LLC
1.300% Senior Notes due 2023	HON 23A	The Nasdaq Stock Market LLC
0.000% Senior Notes due 2024	HON 24A	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC

*    The common stock is also listed on the London Stock Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2022, the Board of Directors of Honeywell International Inc. (the “Company”) elected Mr. Vimal Kapur, age 56, to the role of President and Chief Operating Officer of the Company, effective as of July 28, 2022. Mr. Kapur will report to Mr. Darius Adamczyk, the Company’s Chairman and Chief Executive Officer. The President and Chief Executive Officer of each of the Company’s strategic business groups will report to Mr. Kapur. Mr. Kapur will continue to be an executive officer of the Company and will continue to serve as the President and Chief Executive Officer of Performance Materials and Technologies (“PMT”) until a successor is named.

Mr. Kapur has served since July 2021 as President and Chief Executive Officer of PMT. Prior to that, Mr. Kapur served as the President and Chief Executive Officer of Honeywell Building Technologies (“HBT”) from 2018 to 2021 and as the leader of PMT’s Honeywell Process Solutions business (“HPS”) from 2014 to 2018. In addition, Mr. Kapur has held several other leadership positions at the Company, including Vice President and General Manager of HPS’ Advanced Solutions line of business and Managing Director for Honeywell Automation India Limited (HAIL).

Pursuant to the terms of an Offer Letter dated July 26, 2022 from the Company to Mr. Kapur (the “Offer Letter”), effective as of the date of his promotion, Mr. Kapur will receive a base salary of $1,000,000 and a target annual incentive compensation opportunity of 125% of base salary. In addition, Mr. Kapur has been granted (i) non-qualified stock options with a grant date value of $700,000, which will vest over four years, (ii) performance stock units with a grant date value of $1,000,000 for the 2022-2024 performance period, and (iii) restricted stock units with a grant date value of $300,000, which will vest over six years. Each of the foregoing awards were granted pursuant to the terms of the 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the “Stock Plan”). Mr. Kapur will continue to participate in other compensation and benefit plans generally available to the Company’s executive officers, as further described in the Company’s 2022 proxy statement.

The foregoing is a summary of certain provisions of the Offer Letter and this summary is qualified in its entirety by reference to the Offer Letter attached as Exhibit 10.1 hereto.

There are no arrangements or understandings between Mr. Kapur and any other persons pursuant to which he was appointed the Company’s President and Chief Operating Officer. There is no family relationship between Mr. Kapur and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Kapur that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

ITEM 7.01	Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 with respect to the matters set forth in Item 5.02 above.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer letter dated July 26, 2022 from Honeywell International Inc. to Vimal Kapur.

99.1	Press Release dated July 28, 2022, entitled “Honeywell Names Vimal Kapur President and Chief Operating Officer.”

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2022	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Anne T. Madden
Anne T. Madden
Senior Vice President and General Counsel